As filed with the Securities and Exchange Commission on August 31, 2010

Registration No. 333-166135

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 6 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	8731	55-0856151
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5885 Hollis Street, Suite 100

Emeryville, CA 94608

(510) 450-0761

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John G. Melo

President and Chief Executive Officer

Amyris, Inc.

5885 Hollis Street, Suite 100

Emeryville, CA 94608

(510) 450-0761

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gordon K. Davidson, Esq. Daniel J. Winnike, Esq. Sayre E. Stevick, Esq. Fenwick & West LLP 801 California Street Mountain View, California 94041 (650) 988-8500	Jeffrey D. Saper, Esq. Allison B. Spinner, Esq. Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, California 84304 (650) 493-9300

Approximate date of commencement of proposed sale to the public: as soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common Stock, $0.0001 par value per share	$100,000,000	$7,130(3)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Includes shares which may be purchased by the underwriters pursuant to their option to purchase additional shares.
(3)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Explanatory Note

This Amendment No. 6 is being filed for the purpose of filing Exhibits 4.03, 10.02, 10.03, 10.04, 10.14, 10.46 and 10.50 and amending the disclosures in Item 16 of Part II of the Registration Statement (Commission File No. 333-166135). No changes or additions are being made hereby to the Prospectus constituting Part I of the Registration Statement (not included herein) or to Items 13, 14, 15 or 17 of Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth all expenses to be paid by the Registrant, other than estimated underwriting discounts and commissions, in connection with this offering. All amounts shown are estimates except for the SEC registration fee, the FINRA filing fee and The Nasdaq Global Market listing fee:

SEC registration fee	$7,130
FINRA filing fee	10,500
The Nasdaq Global Market listing fee	25,000
Printing and engraving	275,000
Legal fees and expenses	1,960,000
Accounting fees and expenses	1,200,000
Transfer agent and registrar fees	22,000
Director and officer insurance	372,000
Miscellaneous	220,000

Total	$4,091,630

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s Board of Directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended (the “Securities Act”).

As permitted by the Delaware General Corporation Law, the Registrant’s restated certificate of incorporation to be effective upon the completion of this offering contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following:

•	any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases); or

•	any transaction from which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, the Registrant’s restated bylaws to be effective upon the completion of this offering, provide that:

•	the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law;

•

the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions; and

•	the rights conferred in the bylaws are not exclusive.

Prior to the completion of this offering, the Registrant intends to enter into indemnification agreements with each of its current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s restated certificate of incorporation and restated bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director or executive officer of the Registrant regarding which indemnification is sought. Reference is also made to Section 8 of the underwriting agreement filed as Exhibit 1.1 to this registration statement, which provides for the indemnification of executive officers, directors and controlling persons of the Registrant against certain liabilities. The indemnification provisions in the Registrant’s restated certificate of incorporation, restated bylaws and the indemnification agreements entered into or to be entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.

The Registrant currently carries liability insurance for its directors and officers.

Three of Registrant’s directors (Mr. Doerr, Dr. Duyk and Mr. Kaul) are also indemnified by their employers with regard to their service on the Registrant’s Board of Directors.

Reference is made to the following documents filed as exhibits to this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein:

Exhibit Title	Exhibit Number
Form of Underwriting Agreement	1.01
Form of Restated Certificate of Incorporation of the Registrant, to be in effect upon the completion of this offering	3.03
Form of Restated Bylaws of the Registrant, to be in effect upon the completion of this offering	3.04
Amended and Restated Investors’ Rights Agreement, dated June 21, 2010, by and among the Registrant and certain security holders of the Registrant	4.02
Form of Indemnity Agreement	10.01

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES

Since June 30, 2007, we have issued and sold the following securities:

1.	As of June 30, 2010, we have issued 425,254 shares of our Common Stock to employees, directors, consultants and other service providers upon the exercise of options and stock purchase rights granted by us under our 2005 Stock Option/Stock Issuance Plan, with exercise prices ranging from $0.10 to $4.31 per share.

2.	In September 2007 and April 2008, we sold an aggregate of 1,667,817 shares of our Series B preferred stock at $24.88 per share for an aggregate purchase price of approximately $41.5 million to 11 accredited investors.

3.	In February 2008, April 2008, May 2008, July 2008, September 2008, November 2008, December 2008 and January 2009, we sold an aggregate of 2,615,721 shares of our Series B-1 preferred stock at $25.26 per share for an aggregate purchase price of approximately $66.1 million to 26 accredited investors.

4.	From March 2008 through March 2009, we issued warrants to purchase an aggregate of 104,558 shares of our Series B-1 preferred stock at an exercise price of $25.26 per share to Advanced Equities Financial Corp.

5.	In March 2008, we issued warrants to purchase 10,048 shares of our Series B preferred stock at an exercise price of $24.88 per share to TriplePoint Capital LLC. This warrant was cancelled before it was exercised, in exchange for the Series C preferred stock warrant issued to TriplePoint Capital LLC, referred to below.

6.	In March 2008, we issued warrants to purchase 2,580 shares of our Series B preferred stock at an exercise price of $24.88 per share to Starfish, LLC.

7.	In September 2008, we issued warrants to purchase 2,009 shares of our Series B-1 preferred stock at an exercise price of $25.26 per share to ES East Associates LLC.

8.	In September 2008, we issued options to purchase up to 60,000 shares of our Common Stock at an exercise price of $3.93 per share to Lit Tele LLC, outside the terms of our 2005 Stock Option/Stock Issuance Plan.

9.	In September 2008, September 2009, October 2009, November 2009, December 2009 and January 2010, we sold an aggregate of 4,902,665 shares of our Series C preferred stock at $12.46 per share for an aggregate purchase price of approximately $61.1 million to 34 accredited investors.

10.	In September 2008, July 2009 and February 2010, we issued an aggregate of 176,272 restricted stock units to Lit Tele LLC, outside the terms of our 2005 Stock Option/Stock Issuance Plan.

11.	In September 2009, we issued warrants to purchase an aggregate of 24,101 shares of our Series C preferred stock at an exercise price of $12.46 per share to TriplePoint Capital LLC.

12.	In October 2009, we approved the issuance of 10,000 shares of restricted stock to a service provider under our 2005 Stock Option/Stock Issuance Plan at a price of $4.31 per share.

13.	In December 2009, Amyris Brasil issued and sold 1,111,111 shares of Amyris Brasil to an investor in exchange for BR$10.0 million.

14.	In January 2010, we issued warrants to purchase 49,157 shares of our Series C preferred stock at an exercise price of $12.46 per share to Advanced Equities Financial Corp.

15.	In March 2010, we sold 2,724,766 shares of our Series C-1 preferred stock at $17.56 per share for an aggregate purchase price of approximately $47.8 million to Maxwell (Mauritius) Pte Ltd.

16.	In March 2010, Amyris Brasil issued and sold 853,333 shares of Amyris Brasil to investors in exchange for BR$3.0 million.

17.	In May 2010, Amyris Brasil issued and sold 1,111,111 shares of Amyris Brasil to an investor in exchange for BR$10.0 million.

18.	In June 2010, we sold 7,101,548 shares of our Series D preferred stock at $18.75 per share, for an aggregate purchase price of approximately $133.2 million, to Total Gas & Power USA, SAS.

Unless otherwise stated, the sales of the above securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act or Regulation D or Regulation S promulgated thereunder, or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the share certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about us.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits. The following exhibits are included herein or incorporated herein by reference:

Exhibit Number	Description	Previously Filed				Filed Herewith
		Form	File No.	Filing Date	Exhibit

1.01	Form of Underwriting Agreement	S-1	333-166135	August 17, 2010	1.01

3.01	Restated Certificate of Incorporation of the Registrant	S-1	333-166135	July 6, 2010	3.01

3.02	Bylaws of the Registrant	S-1	333-166135	June 23, 2010	3.02

3.03	Form of Restated Certificate of Incorporation of the Registrant, to be effective upon the closing of this offering	S-1	333-166135	July 6, 2010	3.03

3.04	Form of Restated Bylaws of the Registrant, to be effective upon closing of this offering	S-1	333-166135	June 23, 2010	3.04

4.01	Form of the Registrant’s common stock certificate	S-1	333-166135	July 6, 2010	4.01

4.02	Amended and Restated Investors’ Rights Agreement dated June 21, 2010 among the Registrant and the Registrant’s securityholders listed therein	S-1	333-166135	June 23, 2010	4.02

4.03†	Investment Agreement by Fundo Mútuo de Investimento em Empresas Emergentes Inovadoras Stratus GC III, Amyris Biotechnologies, Inc., Amyris Brasil S.A. and, as Intervening Party, Stratus Investimendos Ltda. dated December 22, 2009					X

4.04	Agreement by Fundo Mútuo de Investimento em Empresas Emergentes Inovadoras Stratus GC III, Amyris Biotechnologies, Inc., Amyris Brasil S.A. and Stratus Investimentos Ltda. dated March 3, 2010	S-1	333-166135	June 23, 2010	4.04

4.05†	Investment Agreement by Red Mountain Jet LLC, Amyris Biotechnologies, Inc., and Amyris Brasil S.A. dated May 26, 2010	S-1	333-166135	June 23, 2010	4.05

4.06	Amendment and Restatement to the Shareholders’ Agreement by Fundo Mútuo de Investimento em Empresas Emergentes Inovadoras Stratus GC III, Red Mountain Jet LLC, Amyris Biotechnologies, Inc., and, as Intervening Parties, Amyris Brasil S.A. and Stratus Investimentos Ltda. dated May 26, 2010	S-1	333-166135	June 23, 2010	4.06

4.07	Form of Warrant to Purchase Series B-1 Preferred Stock of the Registrant to Advanced Equities Financial Corp. and a schedule of issued Warrants to Purchase Series B-1 Preferred Stock of the Registrant to Advanced Equities Financial Corp.	S-1	333-166135	April 16, 2010	4.05

Exhibit Number	Description	Previously Filed				Filed Herewith
		Form	File No.	Filing Date	Exhibit

4.08	Warrant to Purchase Series C Preferred Stock dated January 7, 2010 issued by the Registrant to Advanced Equities Financial Corp.	S-1	333-166135	April 16, 2010	4.06

4.09	Letter Agreement dated April 8, 2010 between the Registrant and Advanced Equities, Inc.	S-1	333-166135	April 16, 2010	4.07

4.10	Stock Purchase Warrant dated September 23, 2008 issued by the Registrant to ES East Associates, LLC	S-1	333-166135	April 16, 2010	4.08

4.11	Amendment No. 1 dated April 8, 2010 between ES East Associates, LLC and the Registrant to Stock Purchase Warrant dated September 23, 2008 issued by the Registrant to ES East Associates, LLC	S-1	333-166135	April 16, 2010	4.09

4.12	Stock Purchase Warrant dated March 6, 2008 issued by the Registrant to Starfish, LLC	S-1	333-166135	April 16, 2010	4.10

4.13	Amendment No. 1 dated April 8, 2010 between Starfish, LLC and the Registrant to Stock Purchase Warrant dated March 6, 2008 issued by the Registrant to Starfish, LLC	S-1	333-166135	April 16, 2010	4.11

4.14	Amended and Restated Plain English Warrant Agreement dated March 14, 2008, as amended through September 18, 2009 between the Registrant and TriplePoint Capital LLC	S-1	333-166135	April 16, 2010	4.12

4.15	Amendment No. 1 dated April 8, 2010 between the Registrant and TriplePoint Capital LLC to Amended and Restated Plain English Warrant Agreement originally dated March 14, 2008, as amended, on September 18, 2009 between the Registrant and TriplePoint Capital LLC	S-1	333-166135	April 16, 2010	4.13

4.16	Plain English Warrant Agreement dated September 18, 2009 between the Registrant and TriplePoint Capital LLC	S-1	333-166135	April 16, 2010	4.14

4.17	Amendment No. 1 dated April 8, 2010 between the Registrant and TriplePoint Capital LLC to Plain English Warrant Agreement dated September 18, 2009 between the Registrant and TriplePoint Capital LLC	S-1	333-166135	April 16, 2010	4.15

4.18	Series D Preferred Stock Purchase Agreement dated June 21, 2010 between the Registrant and Total Gas & Power USA, SAS	S-1	333-166135	June 23, 2010	4.18

4.19†	Side Letter dated June 21, 2010 between the Registrant and Total Gas & Power USA, SAS	S-1	333-166135	June 23, 2010	4.19

Exhibit Number	Description	Previously Filed				Filed Herewith
		Form	File No.	Filing Date	Exhibit

4.20	First Amendment to the Investment Agreement by and among Fundo Mútuo de Investimento em Empresas Emergentes Inovadoras Stratus GC III, Amyris Brasil S.A., Stratus Investimentos Ltda. and the Registrant dated July 5, 2010	S-1	333-166135	July 6, 2010	4.20

5.01	Form of opinion of Fenwick & West LLP regarding the legality of the securities being registered	S-1	333-166135	July 6, 2010	5.01

10.01	Form of Indemnity Agreement between the Registrant and its directors and officers	S-1	333-166135	June 23, 2010	10.01

10.02†	Uncommitted Facility Letter dated November 25, 2008 between BNP Paribas and Amyris Fuels, Inc.					X

10.03†	Amendment to Uncommitted Facility Letter dated October 7, 2009 between BNP Paribas, Amyris Fuels, LLC, and the Registrant					X

10.04	Amendment No. 2 to Uncommitted Facility Letter dated March 8, 2010 between BNP Paribas, Amyris Fuels, LLC, and the Registrant					X

10.05	Plain English Master Lease Agreement dated March 14, 2008 between the Registrant and TriplePoint Capital LLC	S-1	333-166135	April 16, 2010	10.04

10.06	First Amendment to Plain English Master Lease Agreement dated September 18, 2009 between the Registrant and TriplePoint Capital LLC	S-1	333-166135	April 16, 2010	10.05

10.07	Reimbursement and Security Agreement dated November 5, 2009 between the Registrant and Bank of the West	S-1	333-166135	April 16, 2010	10.06

10.08	First Amendment to Reimbursement and Security Agreement dated December 3, 2009 between the Registrant and Bank of the West	S-1	333-166135	April 16, 2010	10.07

10.09	Termination Letter dated April 28, 2010 between the Registrant and Bank of the West	S-1	333-166135	May 25, 2010	10.9

10.10†	Pledge Agreement dated April 29, 2010 between the Registrant and Bank of the West	S-1	333-166135	May 25, 2010	10.10

10.11	Registrant’s acceptance dated November 10, 2008 of offer by UBS Financial Services Inc. relating to auction rate securities	S-1	333-166135	April 16, 2010	10.08

10.12	Assistance Agreement dated December 30, 2009, as modified by Assistance Agreement dated March 26, 2010, between the Registrant and U.S. Department of Energy, together with schedules and supplements thereto	S-1	333-166135	April 16, 2010	10.09

10.13	Modification No. 2 to Assistance Agreement dated April 19, 2010 between the Registrant and U.S. Department of Energy	S-1	333-166135	May 25, 2010	10.13

Exhibit Number	Description	Previously Filed				Filed Herewith
		Form	File No.	Filing Date	Exhibit

10.14†	Joint Venture Agreement dated April 14, 2010 among Usina São Martinho S.A., Amyris Brasil S.A. and the Registrant					X

10.15†	Shareholders’ Agreement dated April 14, 2010 among SMA Indústria Química S.A., Usina São Martinho S.A. and Amyris Brasil S.A.	S-1	333-166135	May 25, 2010	10.17

10.16	Lease dated August 22, 2007 between ES East Associates, LLC and Amyris Biotechnologies, Inc.	S-1	333-166135	April 16, 2010	10.17

10.17	First Amendment to Lease dated March 10, 2008 between the Registrant and ES East Associates, LLC	S-1	333-166135	April 16, 2010	10.18

10.18	Second Amendment to Lease dated April 25, 2008 between the Registrant and ES East Associates, LLC	S-1	333-166135	April 16, 2010	10.19

10.19	Third Amendment to Lease dated July 31, 2008 between the Registrant and ES East Associates, LLC	S-1	333-166135	April 16, 2010	10.20

10.20	Fourth Amendment to Lease dated November 14, 2009 between the Registrant and ES East Associates, LLC	S-1	333-166135	April 16, 2010	10.21

10.21	Lease dated April 25, 2008 between the Registrant and EmeryStation Triangle, LLC	S-1	333-166135	April 16, 2010	10.22

10.22	Letter amending Lease dated April 25, 2008 between the Registrant and EmeryStation Triangle, LLC	S-1	333-166135	April 16, 2010	10.23

10.23	Second Amendment to Lease dated February 5, 2010 between the Registrant and EmeryStation Triangle, LLC	S-1	333-166135	April 16, 2010	10.24

10.24	Pilot Plant Expansion Right Letter dated December 22, 2008 between the Registrant and EmeryStation Triangle, LLC	S-1	333-166135	April 16, 2010	10.25

10.25	Private Instrument of Non-Residential Real Estate Lease Agreement between Lucio Tomasiello and Amyris Brasil S.A. dated March 31, 2008, as amended	S-1	333-166135	April 16, 2010	10.26

10.26	Offer Letter dated September 27, 2006 between the Registrant and John Melo	S-1	333-166135	April 16, 2010	10.27

10.27	Amendment dated December 18, 2008 to Offer Letter between the Registrant and John Melo	S-1	333-166135	April 16, 2010	10.28

10.28	Offer Letter dated September 30, 2008 between the Registrant and Joel Cherry	S-1	333-166135	April 16, 2010	10.29

10.29	Amendment dated December 19, 2008 to Offer Letter between the Registrant and Joel Cherry	S-1	333-166135	April 16, 2010	10.30

10.30	Offer Letter dated January 17, 2008 between the Registrant and Jeryl Hilleman	S-1	333-166135	April 16, 2010	10.31

Exhibit Number	Description	Previously Filed				Filed Herewith
		Form	File No.	Filing Date	Exhibit

10.31	Amendment dated December 18, 2008 to Offer Letter between the Registrant and Jeryl Hilleman	S-1	333-166135	April 16, 2010	10.32

10.32	Offer Letter dated October 22, 2007 between the Registrant and Jeff Lievense	S-1	333-166135	April 16, 2010	10.33

10.33	Amendment dated December 18, 2008 to Offer Letter between the Registrant and Jeff Lievense	S-1	333-166135	April 16, 2010	10.34

10.34	Offer Letter dated January 24, 2005 between the Registrant and Tamara Tompkins	S-1	333-166135	April 16, 2010	10.35

10.35	Amendment to Offer Letter dated January 15, 2009 between the Registrant and Tamara Tompkins	S-1	333-166135	April 16, 2010	10.36

10.36	2005 Stock Option/Stock Issuance Plan of the Registrant	S-1	333-166135	April 16, 2010	10.37

10.37	Form of Notice of Grant of Stock Option under the Registrant’s 2005 Stock Option/Stock Issuance Plan	S-1	333-166135	April 16, 2010	10.38

10.38	Form of Notice of Grant of Stock Option (non-Exempt) under the Registrant’s 2005 Stock Option/Stock Issuance Plan	S-1	333-166135	April 16, 2010	10.39

10.39	Form of Notice of Grant of Stock Option (non-US) under the Registrant’s 2005 Stock Option/Stock Issuance Plan	S-1	333-166135	April 16, 2010	10.40

10.40	Form of Stock Option Agreement under the Registrant’s 2005 Stock Option/Stock Issuance Plan	S-1	333-166135	April 16, 2010	10.41

10.41	Form of Stock Option Agreement (non-US) under the Registrant’s 2005 Stock Option/Stock Issuance Plan	S-1	333-166135	April 16, 2010	10.42

10.42	Form of Stock Purchase Agreement under the Registrant’s 2005 Stock Option/Stock Issuance Plan	S-1	333-166135	April 16, 2010	10.43

10.43	Form of Stock Purchase Agreement (non-US) under the Registrant’s 2005 Stock Option/Stock Issuance Plan	S-1	333-166135	April 16, 2010	10.44

10.44	2010 Equity Incentive Plan of the Registrant and forms of award agreements thereunder	S-1	333-166135	June 23, 2010	10.46

10.45	2010 Employee Stock Purchase Plan of the Registrant and form of Subscription Agreement thereunder	S-1	333-166135	July 6, 2010	10.45

10.46†	Technology License, Development, Research and Collaboration Agreement dated June 21, 2010 between the Registrant and Total Gas & Power USA Biotech, Inc.					X

Exhibit Number	Description	Previously Filed				Filed Herewith
		Form	File No.	Filing Date	Exhibit

10.47†	Joint Manufacturing Agreement dated June 25, 2010 between Amyris Brasil S.A. and Biomin do Brasil Nutrição Animal Ltda.	S-1	333-166135	June 28, 2010	10.49

10.48†	Free Lease Agreement dated June 25, 2010 between Amyris Brasil S.A. and Biomin do Brasil Nutrição Animal Ltda.	S-1	333-166135	June 28, 2010	10.50

10.49	Master Loan and Security Agreement dated June 1, 2010 between Atel Ventures, Inc. and the Registrant	S-1	333-166135	August 17, 2010	10.49

10.50†	First Amendment to Joint Manufacturing Agreement dated August 6, 2010 between Amyris Brasil S.A. and Biomin do Brasil Nutrição Animal Ltda.					X

21.01	List of subsidiaries of the Registrant	S-1	333-166135	April 16, 2010	21.01

23.01	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm	S-1	333-166135	August 17, 2010	23.01

23.02*	Consent of Fenwick & West LLP (included in Exhibit 5.01)

23.03	Consent of Intertek-OCA	S-1	333-166135	July 6, 2010	23.03

24.01	Power of Attorney	S-1	333-166135	April 16, 2010	24.01

24.02	Power of Attorney by Arthur Levinson, Ph.D.	S-1	333-166135	June 23, 2010	24.02

*	To be filed by amendment.
†	Portions of this exhibit have been omitted pending a determination by the Securities and Exchange Commission as to whether these portions should be granted confidential treatment.

(b) Financial Statement Schedules. All financial statement schedules are omitted because they are not applicable or the information is included in the Registrant’s consolidated financial statements or related notes.

ITEM 17.	UNDERTAKINGS

The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on this 31st day of August, 2010.

AMYRIS, INC.

By:	/S/ JOHN G. MELO
John G. Melo, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JOHN MELO John Melo	Director, President and Chief Executive Officer (Principal Executive Officer)	August 31, 2010

/S/ JERYL HILLEMAN Jeryl Hilleman	Chief Financial Officer (Principal Accounting and Financial Officer)	August 31, 2010

* Ralph Alexander	Director	August 31, 2010

* John Doerr	Director	August 31, 2010

* Geoffrey Duyk, M.D., Ph.D.	Director	August 31, 2010

* Samir Kaul	Director	August 31, 2010

* Arthur Levinson, Ph.D.	Director	August 31, 2010

* Patrick Pichette	Director	August 31, 2010

* Carole Piwnica	Director	August 31, 2010

* Kinkead Reiling, Ph.D.	Director	August 31, 2010

* Fernando Reinach, Ph.D.	Director	August 31, 2010

*By:	/S/ JOHN MELO
John Melo Attorney in Fact

Exhibit Number	Description	Previously Filed				Filed Herewith
		Form	File No.	Filing Date	Exhibit

1.01	Form of Underwriting Agreement	S-1	333-166135	August 17, 2010	1.01

3.01	Restated Certificate of Incorporation of the Registrant	S-1	333-166135	July 6, 2010	3.01

3.02	Bylaws of the Registrant	S-1	333-166135	June 23, 2010	3.02

3.03	Form of Restated Certificate of Incorporation of the Registrant, to be effective upon the closing of this offering	S-1	333-166135	July 6, 2010	3.03

3.04	Form of Restated Bylaws of the Registrant, to be effective upon closing of this offering	S-1	333-166135	June 23, 2010	3.04

4.01	Form of the Registrant’s common stock certificate	S-1	333-166135	July 6, 2010	4.01

4.02	Amended and Restated Investors’ Rights Agreement dated June 21, 2010 among the Registrant and the Registrant’s securityholders listed therein	S-1	333-166135	June 23, 2010	4.02

4.03†	Investment Agreement by Fundo Mútuo de Investimento em Empresas Emergentes Inovadoras Stratus GC III, Amyris Biotechnologies, Inc., Amyris Brasil S.A. and, as Intervening Party, Stratus Investimendos Ltda. dated December 22, 2009					X

4.04	Agreement by Fundo Mútuo de Investimento em Empresas Emergentes Inovadoras Stratus GC III, Amyris Biotechnologies, Inc., Amyris Brasil S.A. and Stratus Investimentos Ltda. dated March 3, 2010	S-1	333-166135	June 23, 2010	4.04

4.05†	Investment Agreement by Red Mountain Jet LLC, Amyris Biotechnologies, Inc., and Amyris Brasil S.A. dated May 26, 2010	S-1	333-166135	June 23, 2010	4.05

4.06	Amendment and Restatement to the Shareholders’ Agreement by Fundo Mútuo de Investimento em Empresas Emergentes Inovadoras Stratus GC III, Red Mountain Jet LLC, Amyris Biotechnologies, Inc., and, as Intervening Parties, Amyris Brasil S.A. and Stratus Investimentos Ltda. dated May 26, 2010	S-1	333-166135	June 23, 2010	4.06

4.07	Form of Warrant to Purchase Series B-1 Preferred Stock of the Registrant to Advanced Equities Financial Corp. and a schedule of issued Warrants to Purchase Series B-1 Preferred Stock of the Registrant to Advanced Equities Financial Corp.	S-1	333-166135	April 16, 2010	4.05

4.08	Warrant to Purchase Series C Preferred Stock dated January 7, 2010 issued by the Registrant to Advanced Equities Financial Corp.	S-1	333-166135	April 16, 2010	4.06

Exhibit Number	Description	Previously Filed				Filed Herewith
		Form	File No.	Filing Date	Exhibit

4.09	Letter Agreement dated April 8, 2010 between the Registrant and Advanced Equities, Inc.	S-1	333-166135	April 16, 2010	4.07

4.10	Stock Purchase Warrant dated September 23, 2008 issued by the Registrant to ES East Associates, LLC	S-1	333-166135	April 16, 2010	4.08

4.11	Amendment No. 1 dated April 8, 2010 between ES East Associates, LLC and the Registrant to Stock Purchase Warrant dated September 23, 2008 issued by the Registrant to ES East Associates, LLC	S-1	333-166135	April 16, 2010	4.09

4.12	Stock Purchase Warrant dated March 6, 2008 issued by the Registrant to Starfish, LLC	S-1	333-166135	April 16, 2010	4.10

4.13	Amendment No. 1 dated April 8, 2010 between Starfish, LLC and the Registrant to Stock Purchase Warrant dated March 6, 2008 issued by the Registrant to Starfish, LLC	S-1	333-166135	April 16, 2010	4.11

4.14	Amended and Restated Plain English Warrant Agreement dated March 14, 2008, as amended through September 18, 2009 between the Registrant and TriplePoint Capital LLC	S-1	333-166135	April 16, 2010	4.12

4.15	Amendment No. 1 dated April 8, 2010 between the Registrant and TriplePoint Capital LLC to Amended and Restated Plain English Warrant Agreement originally dated March 14, 2008, as amended, on September 18, 2009 between the Registrant and TriplePoint Capital LLC	S-1	333-166135	April 16, 2010	4.13

4.16	Plain English Warrant Agreement dated September 18, 2009 between the Registrant and TriplePoint Capital LLC	S-1	333-166135	April 16, 2010	4.14

4.17	Amendment No. 1 dated April 8, 2010 between the Registrant and TriplePoint Capital LLC to Plain English Warrant Agreement dated September 18, 2009 between the Registrant and TriplePoint Capital LLC	S-1	333-166135	April 16, 2010	4.15

4.18	Series D Preferred Stock Purchase Agreement dated June 21, 2010 between the Registrant and Total Gas & Power USA, SAS	S-1	333-166135	June 23, 2010	4.18

4.19†	Side Letter dated June 21, 2010 between the Registrant and Total Gas & Power USA, SAS	S-1	333-166135	June 23, 2010	4.19

4.20	First Amendment to the Investment Agreement by and among Fundo Mútuo de Investimento em Empresas Emergentes Inovadoras Stratus GC III, Amyris Brasil S.A., Stratus Investimentos Ltda. and the Registrant dated July 5, 2010	S-1	333-166135	July 6, 2010	4.20

Exhibit Number	Description	Previously Filed				Filed Herewith
		Form	File No.	Filing Date	Exhibit

5.01	Form of opinion of Fenwick & West LLP regarding the legality of the securities being registered	S-1	333-166135	July 6, 2010	5.01

10.01	Form of Indemnity Agreement between the Registrant and its directors and officers	S-1	333-166135	June 23, 2010	10.01

10.02†	Uncommitted Facility Letter dated November 25, 2008 between BNP Paribas and Amyris Fuels, Inc.					X

10.03†	Amendment to Uncommitted Facility Letter dated October 7, 2009 between BNP Paribas, Amyris Fuels, LLC, and the Registrant					X

10.04	Amendment No. 2 to Uncommitted Facility Letter dated March 8, 2010 between BNP Paribas, Amyris Fuels, LLC, and the Registrant					X

10.05	Plain English Master Lease Agreement dated March 14, 2008 between the Registrant and TriplePoint Capital LLC	S-1	333-166135	April 16, 2010	10.04

10.06	First Amendment to Plain English Master Lease Agreement dated September 18, 2009 between the Registrant and TriplePoint Capital LLC	S-1	333-166135	April 16, 2010	10.05

10.07	Reimbursement and Security Agreement dated November 5, 2009 between the Registrant and Bank of the West	S-1	333-166135	April 16, 2010	10.06

10.08	First Amendment to Reimbursement and Security Agreement dated December 3, 2009 between the Registrant and Bank of the West	S-1	333-166135	April 16, 2010	10.07

10.09	Termination Letter dated April 28, 2010 between the Registrant and Bank of the West	S-1	333-166135	May 25, 2010	10.9

10.10†	Pledge Agreement dated April 29, 2010 between the Registrant and Bank of the West	S-1	333-166135	May 25, 2010	10.10

10.11	Registrant’s acceptance dated November 10, 2008 of offer by UBS Financial Services Inc. relating to auction rate securities	S-1	333-166135	April 16, 2010	10.08

10.12	Assistance Agreement dated December 30, 2009, as modified by Assistance Agreement dated March 26, 2010, between the Registrant and U.S. Department of Energy, together with schedules and supplements thereto	S-1	333-166135	April 16, 2010	10.09

10.13	Modification No. 2 to Assistance Agreement dated April 19, 2010 between the Registrant and U.S. Department of Energy	S-1	333-166135	May 25, 2010	10.13

10.14†	Joint Venture Agreement dated April 14, 2010 among Usina São Martinho S.A., Amyris Brasil S.A. and the Registrant					X

10.15†	Shareholders’ Agreement dated April 14, 2010 among SMA Indústria Química S.A., Usina São Martinho S.A. and Amyris Brasil S.A.	S-1	333-166135	May 25, 2010	10.17

Exhibit Number	Description	Previously Filed				Filed Herewith
		Form	File No.	Filing Date	Exhibit

10.16	Lease dated August 22, 2007 between ES East Associates, LLC and Amyris Biotechnologies, Inc.	S-1	333-166135	April 16, 2010	10.17

10.17	First Amendment to Lease dated March 10, 2008 between the Registrant and ES East Associates, LLC	S-1	333-166135	April 16, 2010	10.18

10.18	Second Amendment to Lease dated April 25, 2008 between the Registrant and ES East Associates, LLC	S-1	333-166135	April 16, 2010	10.19

10.19	Third Amendment to Lease dated July 31, 2008 between the Registrant and ES East Associates, LLC	S-1	333-166135	April 16, 2010	10.20

10.20	Fourth Amendment to Lease dated November 14, 2009 between the Registrant and ES East Associates, LLC	S-1	333-166135	April 16, 2010	10.21

10.21	Lease dated April 25, 2008 between the Registrant and EmeryStation Triangle, LLC	S-1	333-166135	April 16, 2010	10.22

10.22	Letter amending Lease dated April 25, 2008 between the Registrant and EmeryStation Triangle, LLC	S-1	333-166135	April 16, 2010	10.23

10.23	Second Amendment to Lease dated February 5, 2010 between the Registrant and EmeryStation Triangle, LLC	S-1	333-166135	April 16, 2010	10.24

10.24	Pilot Plant Expansion Right Letter dated December 22, 2008 between the Registrant and EmeryStation Triangle, LLC	S-1	333-166135	April 16, 2010	10.25

10.25	Private Instrument of Non-Residential Real Estate Lease Agreement between Lucio Tomasiello and Amyris Brasil S.A. dated March 31, 2008, as amended	S-1	333-166135	April 16, 2010	10.26

10.26	Offer Letter dated September 27, 2006 between the Registrant and John Melo	S-1	333-166135	April 16, 2010	10.27

10.27	Amendment dated December 18, 2008 to Offer Letter between the Registrant and John Melo	S-1	333-166135	April 16, 2010	10.28

10.28	Offer Letter dated September 30, 2008 between the Registrant and Joel Cherry	S-1	333-166135	April 16, 2010	10.29

10.29	Amendment dated December 19, 2008 to Offer Letter between the Registrant and Joel Cherry	S-1	333-166135	April 16, 2010	10.30

10.30	Offer Letter dated January 17, 2008 between the Registrant and Jeryl Hilleman	S-1	333-166135	April 16, 2010	10.31

10.31	Amendment dated December 18, 2008 to Offer Letter between the Registrant and Jeryl Hilleman	S-1	333-166135	April 16, 2010	10.32

10.32	Offer Letter dated October 22, 2007 between the Registrant and Jeff Lievense	S-1	333-166135	April 16, 2010	10.33

Exhibit Number	Description	Previously Filed				Filed Herewith
		Form	File No.	Filing Date	Exhibit

10.33	Amendment dated December 18, 2008 to Offer Letter between the Registrant and Jeff Lievense	S-1	333-166135	April 16, 2010	10.34

10.34	Offer Letter dated January 24, 2005 between the Registrant and Tamara Tompkins	S-1	333-166135	April 16, 2010	10.35

10.35	Amendment to Offer Letter dated January 15, 2009 between the Registrant and Tamara Tompkins	S-1	333-166135	April 16, 2010	10.36

10.36	2005 Stock Option/Stock Issuance Plan of the Registrant	S-1	333-166135	April 16, 2010	10.37

10.37	Form of Notice of Grant of Stock Option under the Registrant’s 2005 Stock Option/Stock Issuance Plan	S-1	333-166135	April 16, 2010	10.38

10.38	Form of Notice of Grant of Stock Option (non-Exempt) under the Registrant’s 2005 Stock Option/Stock Issuance Plan	S-1	333-166135	April 16, 2010	10.39

10.39	Form of Notice of Grant of Stock Option (non-US) under the Registrant’s 2005 Stock Option/Stock Issuance Plan	S-1	333-166135	April 16, 2010	10.40

10.40	Form of Stock Option Agreement under the Registrant’s 2005 Stock Option/Stock Issuance Plan	S-1	333-166135	April 16, 2010	10.41

10.41	Form of Stock Option Agreement (non-US) under the Registrant’s 2005 Stock Option/Stock Issuance Plan	S-1	333-166135	April 16, 2010	10.42

10.42	Form of Stock Purchase Agreement under the Registrant’s 2005 Stock Option/Stock Issuance Plan	S-1	333-166135	April 16, 2010	10.43

10.43	Form of Stock Purchase Agreement (non-US) under the Registrant’s 2005 Stock Option/Stock Issuance Plan	S-1	333-166135	April 16, 2010	10.44

10.44	2010 Equity Incentive Plan of the Registrant and forms of award agreements thereunder	S-1	333-166135	June 23, 2010	10.46

10.45	2010 Employee Stock Purchase Plan of the Registrant and form of Subscription Agreement thereunder	S-1	333-166135	July 6, 2010	10.45

10.46†	Technology License, Development, Research and Collaboration Agreement dated June 21, 2010 between the Registrant and Total Gas & Power USA Biotech, Inc.					X

10.47†	Joint Manufacturing Agreement dated June 25, 2010 between Amyris Brasil S.A. and Biomin do Brasil Nutrição Animal Ltda.	S-1	333-166135	June 28, 2010	10.49

10.48†	Free Lease Agreement dated June 25, 2010 between Amyris Brasil S.A. and Biomin do Brasil Nutrição Animal Ltda.	S-1	333-166135	June 28, 2010	10.50

Exhibit Number	Description	Previously Filed				Filed Herewith
		Form	File No.	Filing Date	Exhibit

10.49	Master Loan and Security Agreement dated June 1, 2010 between Atel Ventures, Inc. and the Registrant	S-1	333-166135	August 17, 2010	10.49

10.50†	First Amendment to Joint Manufacturing Agreement dated August 6, 2010 between Amyris Brasil S.A. and Biomin do Brasil Nutrição Animal Ltda.					X

21.01	List of subsidiaries of the Registrant	S-1	333-166135	April 16, 2010	21.01

23.01	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm	S-1	333-166135	August 17, 2010	23.01

23.02*	Consent of Fenwick & West LLP (included in Exhibit 5.01)

23.03	Consent of Intertek-OCA	S-1	333-166135	July 6, 2010	23.03

24.01	Power of Attorney	S-1	333-166135	April 16, 2010	24.01

24.02	Power of Attorney by Arthur Levinson, Ph.D.	S-1	333-166135	June 23, 2010	24.02

*	To be filed by amendment.
†	Portions of this exhibit have been omitted pending a determination by the Securities and Exchange Commission as to whether these portions should be granted confidential treatment.